Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in the Registration Statement (File No. 333-226494) on Form S-8, the Registration Statement (File No. 333-227875) on Form S-3 of Murphy Oil Corporation, and of the reference to our reports regarding certain assets in the United States effective December 31, 2019 and dated January 29, 2020 for Murphy Oil Corporation, which appears in the December 31, 2019 annual report on Form 10-K of Murphy Oil Corporation, including any reference to our firm under the heading “Experts”.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 20, 2020

SUITE 800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799    FAX (403) 262-2790
633 17TH STREET, SUITE 1700    DENVER, COLORADO 80202    TEL (303) 339-8110